EXHIBIT 10(f)

BEMIS SUPPLEMENTAL RETIREMENT PLAN FOR SENIOR OFFICERS

BEMIS SUPPLEMENTAL RETIREMENT PLAN FOR SENIOR OFFICERS

(As Amended Effective January 1, 2005)

Section 1.               Purpose of Plan.   The Bemis Supplemental Retirement Plan for Senior Officers (the “Plan”) has been established to provide supplemental benefits in addition to those provided through the Retirement Plan and Regular SERP.  By providing said benefits, the Plan provides deferred compensation for a select group of management or highly compensated employees and therefore is exempt from most requirements of ERISA.  The Plan is intended to comply with the requirements of Code §409A.

Section 2.               Definitions.  The following definitions shall apply for purposes of this Plan:

(a)                                  The “Actuarial Equivalent” factors used in calculating the BIPSP offset under Section 8 and in calculating lump sum payments under Sections 6(f) and 12 are as follows:

(1)                                  The interest rate used will be the “applicable interest rate” under Code §417(e) for October immediately preceding whichever of the following Plan Years is applicable:

(A)                            For calculation of the BIPSP Offset, the Plan Year in which occurs the first day of the month following the month of the Participant’s Termination of Employment.

(B)           For calculation of lump sum payments to Participants:

(i)                                     If the Participant also participates in the Retirement Plan, the Plan Year which contains the date specified in Section 6(a) or 6(b)(1), whichever is applicable.

(ii)                                  If the Participant is not a participant in the Retirement Plan, the Plan Year that contains the date specified in Section 6(c)(1).

(C)                                For calculation of lump sum death benefits, the Plan Year which contains the first day of the month after the month in which the Participant’s death occurred.

(2)                                  The mortality table used for such calculations is the “applicable mortality table” referred to in Income Tax Reg. 1.417(e)-1(d)(2), or any successor to said regulation.

(b)           “BIIP” means the Bemis Investment Incentive Plan as amended from time to time.

(c)           “BIPSP Offset” means the amount calculated as provided in Section 9.

(d)           “Board” means the board of directors of the Company.

(e)                                  “Change in Control” of the Company means any event which qualifies as a change in control event pursuant to Code §409A and any applicable regulations interpreting said section.

(f)                                    “Code”  means the Internal Revenue Code of 1986, as from time to time amended.

(g)                                 “Committee”  means the Compensation Committee of the Board.

(h)                                 “Company” means Bemis Company, Inc., a Missouri corporation.

(i)                                     “Control Group” means the Company and any trade or business under common control with the Company within the meaning of Code §414(b) and (c).

(j)                                     “Conversion Factor” means the appropriate factor from the following table, which will be used if the Participant’s monthly benefit is paid in a form other than life only:

Form of Benefit	Factor

Qualified Joint and Survivor Annuity and Joint and ½ Survivor Annuity

90% increased by 3/4 of 1% for each year that the Participant’s spouse or designated joint annuitant is older than the Participant and decreased by 3/4 of 1% for each year that the Participant’s spouse or designated joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Joint and 3/4 Survivor Annuity

85% increased by 88/100 of 1% for each year that the Participant’s designated joint annuitant is older than the Participant and decreased by 88/100 of 1% for each year that the Participant’s designated joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Joint and Full Survivor Annuity

80% increased by 1% for each year that the Participant’s designated joint annuitant is older than the Participant and decreased by 1% for each year that the Participant’s joint annuitant is younger than the Participant; provided, however, that such factor shall never exceed 100%.

Life and 10 Years Certain (not available for benefits beginning after 2007)	91%

The above factors are the same as those used under the Retirement Plan.  For purposes of the above table, the difference in age between the Participant and the Participant’s spouse or designated joint annuitant, as the case may be, shall be measured in whole years and partial years shall be disregarded.

(k)                                  “Deemed Commencement Date” is defined in Section 9(b).

(l)                                     “Elapsed Time” is defined in the Retirement Plan.  However, for purposes of determining the amount of a Participant’s Supplemental Accrued Benefit under Section 5 or Supplemental Preretirement Death Benefit under Section 6, Elapsed Time with an employer prior to the date that employer became a member of the Control Group shall be disregarded.  The exclusion in the preceding sentence does not apply for purposes of determining whether a Participant is vested under Section 4.

(m)                               “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(n)                                 “Final Average Earnings” is defined in the Retirement Plan, subject to the following adjustments:

(1)                                  Said amount shall be calculated without regard to the Code § 401(a)(17) limit on annual pay, which is $220,000 for 2006 and is subject to a cost-of-living adjustment for years after 2006.

(2)                                  The years used in calculating the average shall be the five highest years (regardless of whether such years are consecutive) out of the last 15 years.  (The Retirement Plan uses the average for the five highest consecutive years.)

(o)                                 “Normal Retirement Age” is defined in the Retirement Plan.

(p)                                 “Participant” means an individual designated as such pursuant to Section 3.

(q)                                 “Participating Employer” means each corporation which is a member of the Control Group and which employs one or more Participants.

(r)                                    “Participation Agreement” is the agreement entered into between a Participant and the Company regarding participation in this Plan.

(s)                                  “Plan Year” means the 12 month period ending each December 31.

(t)                                    “Qualified Spouse” is defined in Sec. 7.1 of the Retirement Plan.

(u)                                 “Regular SERP” means the Bemis Supplemental Retirement Plan as amended from time to time.

(v)                                 “Retirement Plan” means the Bemis Retirement Plan as amended from time to time.

(w)                               “Supplemental Accrued Benefit” is defined in Section 5.

(x)                                   “Supplemental BIPSP” means the Bemis Supplemental BIPSP as amended from time to time.

(y)                                 “Termination of Employment” shall be deemed to occur upon the happening of any event which, under the policy of the Company, results in the termination of the employer-employee relationship; provided, however, that Termination of Employment shall not be deemed to occur upon any transfer between members of the Control Group.

Section 3.               Eligibility to Participate.  Participants shall be designated by the Committee from among senior officers of the Company.  The Company will enter into a Participation Agreement with each Participant.

Section 4.               Eligibility for a Benefit (Vesting).  If a Participant’s Termination of Employment occurs for a reason other than his or her death under either of the following circumstances, he or she shall be entitled to a Supplemental Accrued Benefit determined as provided in Sections 5 and 6:

(a)                                  The Participant’s Termination of Employment occurs after he or she has attained age 50 and completed 20 or more years of Elapsed Time.

(b)                                 The Participant’s Termination of Employment occurs at a time when the sum of the Participant’s attained age on his or her last birthday and his or her whole years of Elapsed Time is 75 or more.

If a Participant’s Termination of Employment occurs after he or she has met the requirements of (a) or (b) and the Participant dies after Termination of Employment but before his or her benefit commencement date under Section 6(a), 6(b)(1), or 6(c)(1), whichever is applicable, no benefit will be payable under Section 6, but the Participant’s Qualified Spouse, if any, shall be entitled to a Supplemental Preretirement Death Benefit determined as provided in Section 7.  Also, if a Participant’s Termination of Employment is due to his or her death and occurs after he or she has met the requirements of (a) or (b), no benefit will be payable under Sections 5 and 6 and the Participant’s Qualified Spouse, if any, shall be entitled to a Supplemental Preretirement Death Benefit determined as provided in Section 7.  However, if a Participant dies after making a lump sum election under Section 6(f) but before the lump sum is paid, the lump sum will be paid as provided in Section 6(f)(4), and no benefit will be paid under Section 7.

No benefit will be payable under the Plan if the Participant’s Termination of Employment occurs before the Participant met the foregoing age and service requirements.

Section 5.               Supplemental Accrued Benefit.  A Participant’s “Supplemental Accrued Benefit” is a monthly amount equal to the amount in (a) minus the amount in (b):

(a)                                  2.5% of the Participant’s Final Average Monthly Earnings multiplied by his or her years of Elapsed Time (but not more than 20 years).  If the Participant’s benefit under this Plan is paid in a form other than life only, said amount shall be multiplied by the applicable Conversion Factor.

less

(b)                                 The sum of the following amounts:

(1)                                  The Participant’s monthly pension under the Retirement Plan, if any, under the form of payment actually paid under said Plan, but excluding any social security supplement payable pursuant to Sec. 6.11(b)(4) of the Retirement Plan.

(2)                                  2.5% of the Participant’s Primary Social Security Benefit determined under Sec. 4.9 of the Retirement Plan, multiplied by the Participant’s years of Elapsed Time (but not more than 20 years).  If the Participant’s benefit under this Plan is paid in a form other than life only, said amount shall be multiplied by the applicable Conversion Factor.

(3)                                  The Participant’s monthly pension under the Regular SERP, if any, under the form of payment actually paid under said Plan.

(4)                                  The BIPSP Offset computed as provided in Section 8.  If the Participant’s benefit under this Plan is paid in a form other than life only, the BIPSP Offset shall be multiplied by the applicable Conversion Factor.

Section 6.               Form of Payment and Commencement Date.  A Participant’s benefit under Section 5 shall be paid as follows:

(a)                                  If the Participant’s benefit under the Retirement Plan begins prior to January 1, 2008, his or her Supplemental Accrued Benefit will begin at the same time and be paid in the same form as the Participant’s benefit under the Retirement Plan.  However, the Supplemental Accrued Benefit may not begin prior to the first day of the earliest month after the Participant has both attained age 55 and had a Termination of Employment.

(b)                                 If the Participant’s benefit under the Retirement Plan begins after December 31, 2007:

(1)                                  The Supplemental Accrued Benefit will commence as of whichever of the following dates is later:

(A)                              The first day of the month after the Participant’s Termination of Employment.

(B)                                The first day of the month after the date the Participant attains age 55.

(2)                                  If the commencement date determined as provided in (1) is earlier than the first day of the seventh month after the month in which the Participant’s Termination of Employment occurred, payments due under this Plan for months prior to said seventh month will be withheld by the Company and paid in a lump sum during said seventh month.  For example, if a Participant has a Termination of Employment on June 8, 2008 and the commencement date in (1) is July 1, 2008, his payments under this Plan for July 1 through December 1, 2008 will be withheld and paid during January 2009.

(3)                                  If the benefit under the Retirement Plan is paid in the form of a life annuity or joint and survivor annuity, the benefit under this Plan will be paid in the same form.

(4)                                  If the benefit under the Retirement Plan is paid in the form of a life and period certain annuity, the Participant’s benefit under this Plan will be paid in the form of a life annuity, in which case the offset in Section 5(b)(1) will be amount which would have been paid to the Participant under the Retirement Plan if he had elected a life annuity.

(5)                                  If the Participant chooses not to receive his benefit under the Retirement Plan until after the date determined in (1):

(A)                              His benefit under this Plan will be paid in the form of a life annuity commencing as of the date determined in (1).

(B)                                The amount in Section 5(b)(1) will be the amount which could have been paid by the Retirement Plan in the form of a life annuity commencing as of the date determined in (1).

(c)           If the Participant is not eligible for a benefit under the Retirement Plan:

(1)                                  The Supplemental Accrued Benefit will commence as of whichever of the following dates is later:

(A)          The first day of the month after the Participant’s Termination of Employment.

(B)                                The first day of the month after the date the Participant attains age 55.

(2)                                  The Supplemental Accrued Benefit will be paid in whichever of the following forms is elected by the Participant:

(A)                              A monthly annuity for the Participant’s lifetime with the first monthly payment as of the commencement date in (1) and the last payment as of the first day of the month in which the Participant’s death occurs.

(B)                                An option providing a reduced monthly pension payable to the Participant for his or her lifetime with the first monthly payment as of the commencement date in (1), with provision for continuance upon the Participant’s death of monthly payments of 100%, 75% or 50% of such reduced amount, as the Participant shall have designated, to the person designated by the Participant as joint annuitant, if such joint annuitant survives the Participant, with such monthly payments to continue for the lifetime of the joint annuitant.  An election of this option shall be automatically cancelled if either the Participant or the joint annuitant dies before the commencement date in (1).

Election of an option may be made at any time prior to the commencement date in (1).  If no election is made, the benefit will be paid as provided in (A).

(3)                                  If the commencement date in (1) is earlier than the first day of the seventh month after the month in which the Participant’s Termination of Employment occurs, payments due under the Plan for months prior to said seventh month will be withheld by the Company and paid in a lump sum during said seventh month.

(d)                                 If payment begins before the Participant attains Normal Retirement Age, the Supplemental Accrued Benefit will not be subject to reduction for early commencement.

(e)                                  If the benefit is paid in a form other than for the Participant’s life only, as provided in Section 5, the monthly amount payable during the Participant’s lifetime will be reduced by the appropriate Conversion Factor, and the monthly amount payable after the Participant’s death will be determined in accordance with the form of payment the Participant elected.

(f)                                    In lieu of monthly benefits, a Participant may elect to receive a lump sum payment which is the Actuarial Equivalent of said benefits, subject to the following:

(1)                                  A Participant whose benefits will commence in 2007 may make such an election on or before December 31, 2006.  A Participant whose benefits will commence in 2008 or later may make such an election on or before December 31, 2007.  An election made in 2006 with respect to benefits commencing in 2007 is irrevocable after December 31, 2006.  An election made in 2006 or 2007 with respect to benefits commencing in 2008 or later is irrevocable after December 31, 2007.  A Participant who makes such election will receive his or her lump sum payment in whichever of the following months is later:

(A)                              The twelfth month after the month in which his or her Termination of Employment occurred.

(B)           The month following the month in which he or she attained age 55.

(2)                                  Lump sum elections made after 2007 are subject to the following requirements:

(A)                              The election must be made not later than at least 12 months prior to the Participant’s Termination of Employment.  However, in the case of any Participant whose Termination of Employment occurs prior to his attainment of age 55, the election may be made anytime prior to the Participant’s 54th birthday.

(B)                                The lump sum will be paid in the month that is five years after the month in which the earliest payment would have been made to the Participant but for the election.  For example, if a Participant makes a lump sum election on December 15, 2008, has a Termination of Employment on February 15, 2010, and is eligible for a benefit under this Plan commencing as of March 1, 2010, but for the lump sum election, his monthly benefits under this Plan for March through September of 2010 would have been paid as of September 1, 2010, and his lump sum payment will be made during September, 2015.

(C)           The lump sum election is irrevocable.

(3)                                  The lump sum amount will be calculated as of the commencement date specified in Section 6(a), 6(b)(1), or 6(c)(1), whichever is applicable, and is the Actuarial Equivalent of a life only pension commencing on said date.  For this purpose, it will be assumed that the Participant’s benefit under the Retirement Plan and Regular SERP also are paid on a life-only basis commencing on the same date.

(4)                                  If a Participant who elected a lump sum payment dies after making the election but before receiving the lump sum payment, the lump sum will instead be paid to the spouse to whom the Participant was married at the time of his death, if any.  If the Participant was not married at the time of his death, the lump sum will be paid to the Participant’s estate.  Such payment will be made on a date determined by the Company which shall not be later than the later of:

(A)          December 31 of the year in which the Participant died.

(B)                                The fifteenth day of the third month after the month in which the Participant died.

However, if a Participant makes a lump sum election after December 31, 2007, and dies within 12 months after making the election, as required by Code §409A, the lump sum election will be of no force or effect and no lump sum payment will be made.  The restriction in the preceding sentence does not apply to lump sum elections made on or before December 31, 2007.

(5)                                  The lump sum amount payable in (4) will be the Actuarial Equivalent (as of the date the lump sum is paid) of the benefit the Participant would have received under this Plan if:

(A)                                    His Termination of Employment occurred on the date of his death (or on his actual Termination of Employment date, if earlier),

(B)                                      His benefit under the Plan began as of the first day of the month following such Termination of Employment (but not before the first day of the month following his attainment of age 55), and

(C)                                      His benefit under this Plan, the Retirement Plan, and the Regular SERP was paid on a life only basis.

(6)                                  Any lump sum election under this Plan will be effective only if the Participant also elected a lump sum under the Regular SERP.

Section 7.               Supplemental Preretirement Death Benefit.  The Supplemental Preretirement Death Benefit payable to a Qualified Spouse will be a monthly amount equal to the amount in (a) minus the amount in (b):

(a)                                  2.5% of the Participant’s Final Average Monthly Earnings multiplied by his or her years of Elapsed Time (but not more than 20 years), multiplied by the Conversion Factor for a joint and full survivor annuity for the Participant and Qualified Spouse.

less

(b)                                 The sum of the following amounts:

(1)                                  The monthly amount, if any, payable to the Qualified Spouse under the Retirement Plan;

(2)                                  2.5% of the Participant’s Primary Social Benefit determined under Sec. 4.9 of the Retirement Plan, multiplied by the Participant’s years of Elapsed Time (but not more than 20 years), multiplied by the Conversion Factor for a Joint and Full Survivor Annuity.

(3)                                  The BIPSP Offset computed as provided in Section 8, multiplied by the Conversion Factor for a Joint and Full Survivor Annuity.

If payment begins before the Participant would have attained Normal Retirement Age, the amount in (a) and (b)(2) will not be subject to reduction for early commencement.

If the Participant’s death occurs on or after the date he or she attained age 55, said death benefit will commence as of the first day of the month following the month in which the Participant’s death occurred.

If the Participant’s death occurs before he or she attained age 55, said death benefit will commence as of the first day of the month following the month the Participant would have attained age 55.  No death benefit will be paid for months prior to said commencement date.

However, if a Participant elects a lump sum payment pursuant to Section 6(f) and dies before receiving the lump sum, the lump sum will be paid as provided in Section 6(f)(4), and no benefit will be paid under this section.

Section 8.               Interest on Delayed Payments.

(a)                                  Any lump sum payment will include interest (at the rate used under Section 2(a) to calculate the lump sum) from the date as of which the lump sum is calculated through the payment date.

(b)                                 Interest will also be paid on monthly benefits which are delayed due to the six-month rule under Code §409A.  For this purpose, the interest rate used will be the “applicable interest rate” under Code §417(e) for October immediately preceding the Plan Year in which benefits would have commenced but for the six-month delay.

Section 9.               BIPSP Offset.  The BIPSP offset referred to in Sections 5(b)(4) and 7(b)(3) will be determined as follows:

(a)           The Company will determine the sum of the following amounts:

(1)                                  Whichever of the following amounts is larger:

(A)                              The balance in the Participant’s Retirement Account under the BIIP as of the last day of the month preceding the month in which his or her Termination of Employment occurred.

(B)                                The amount which would have been held in the Participant’s Retirement Account in the BIIP as of the last day of the month preceding the month in which his or her Termination of Employment occurred if (i) the BIPSP contributions the Participant received for each Plan Year were made on December 31 of that Plan Year and (ii) said contributions earned an annual return of 7% (compounded annually or more frequently as determined by the Company) from the December 31 credited to the account.

(2)                                  The balance in the Participant’s account under the Supplemental BIPSP as of the last day of the month preceding the month in which his or her Termination of Employment occurred.

(b)                                 The Company will use the Actuarial Equivalent factors in Section 2(a) to convert the sum in (a) to the BIPSP Offset, which is a monthly annuity with the first payment on the Participant’s Deemed Commencement Date and the last payment on the first day of the month in which the Participant’s death occurs. For this purpose:

(1)                                  If the Participant has a Termination of Employment after attaining age 55, the Deemed Commencement Date is the first day of the month after the month in which the Termination of Employment occurs.

(2)                                  If the Participant has a Termination of Employment before attaining age 55, the Deemed Commencement Date is the first day of the month after the Participant attains age 55.

(3)                                  If the Participant’s Termination of Employment is due to his or her death or the Participant dies after Termination of Employment but before the Deemed Commencement Date, the BIPSP Offset will be calculated as if the Participant was living on the Deemed Commencement Date and had a normal life expectancy on said date.

(c)                                  The BIPSP Offset applies only to Participants who are Group B Participants under the BIIP.  Individuals who are Group A Participants under the BIIP are not eligible for BIPSP or Supplemental BIPSP allocations and therefore do not have BIPSP Offsets under this Plan.

Section 10.             Misconduct.   No benefits will be paid to a Participant under this Plan if the Participant’s Termination of Employment occurs due to commission of any act of fraud, misappropriation, or embezzlement, or due to commission of a felony in connection with his or her termination (or such grounds for termination existed at the time of Participant’s Termination of Employment for other reasons).

Section 11.             Miscellaneous Provisions.

(a)                                  The Plan will be administered in behalf of the Company by the Committee.  The Committee has discretionary authority to construe the terms of the Plan, and the Committee’s determinations shall be final and binding on all persons.  The Committee may delegate all or any part of its administrative responsibilities to employees of the Company.

(b)                                 No Participant shall have any right to assign, pledge, transfer or otherwise hypothecate this Plan or the payments hereunder, in whole or in part.  Benefits under this Plan will not be subject to execution, attachment, garnishment, or similar process.

(c)                                  This Plan constitutes the Company’s unconditional promise to pay the amounts which become payable pursuant to the terms hereof.  A Participant’s rights are solely those of an unsecured wage creditor.  This Agreement does not give any Participant a security interest in any specific assets of the Company.  The Company may establish a trust for the purpose of paying all or any part of the benefits payable under the Plan.  If such a trust is established, the trust’s assets will be subject to the claims of the Company’s creditors, and the trust’s assets will not be considered Plan assets for purposes of ERISA.

(d)                                 The Committee may, in its sole discretion, arrange for payment by each Participating Employer of the amounts the Committee determines are attributable to service with that Participating Employer.  Absent such arrangements, a Participant’s entire benefit shall be paid by the Participating Employer by which the Participant was last employed.  The Committee may also arrange for one Participating Employer to serve as agent for the other Participating Employers for purposes of issuing benefit payment checks under the Plan.

(e)                                  This Plan or any Participation Agreement under the Plan shall not be construed as a contract of employment and does not restrict the right of the Company or any other member of the Control Group to discharge the Participant or the right of the Participant to terminate employment.

(f)                                    The provisions of this Plan shall be construed and enforced according to the laws of Minnesota to the extent such laws are not preempted by ERISA.

(g)                                 This Plan shall be binding upon and for the benefit of the successors and assigns of the Company, whether by way of merger, consolidation, operation of the law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any such successor or assign shall absolutely and unconditionally assume all of the Company’s obligations hereunder.

(h)                                 The Plan may be amended from time to time by the Company, subject to the following:

(1)                                  The amendment must be approved by the Board or Committee, except as follows:

(A)                              The Chief Executive Officer of the Company also may amend the Plan, provided the amendment does not materially increase the cost of the Plan or the amount of benefits provided by the Plan.

(B)                                In addition, the Board or Committee may delegate to the Chief Executive Officer authority to approve amendments not falling with the scope of (1).

(2)                                  No amendment will have the effect of reducing benefits payable to any Participant whose Termination of Employment occurred prior to the date the amendment is adopted or who has satisfied the age and length of service requirements of Section 4.

(i)                                     Certain terms used in this Plan are defined in the Retirement Plan.  For such terms, the Retirement Plan definitions apply to all Participants in this Plan, regardless of whether they are also eligible for the Retirement Plan.

Section 12.             Change In Control.  If a Change in Control occurs, the Board or Committee may, without the consent of any Participant affected thereby, terminate the Plan and all substantially similar plans.  Upon such termination, each Participant who has met the requirements of (a) or (b) as of the date the Plan is terminated will receive an immediate lump sum payment equal to the Actuarial Equivalent of his or her benefit under this Plan:

(a)                                  A Participant meets the requirements of this subsection (a) if he or she had a Termination of Employment prior to the date the Plan is terminated under circumstances such that pursuant to Section 4, he or she is eligible for  a benefit under this Plan.

(b)                                 A Participant who did not have a Termination of Employment prior to the date the Plan is terminated meets the requirements of this subsection (b) if he or she would have been eligible pursuant to Section 4 for a benefit under this Plan if his or her Termination of Employment had occurred immediately prior to the date the Plan is terminated.

Any such termination of the Plan must occur during the 1-month period preceding or the 12-month period following the Change in Control.  The lump sum payments must be completed within 12 months after the Plan is terminated.

APPROVED IN BEHALF OF THE COMPANY
By:	/s/ Jeffery H. Curler
Jeffery H. Curler, Chairman, President and CEO
Date Signed: December 20, 2006